                                                                    EXHIBIT 10.6

                                LEASE AGREEMENT

     Lease Agreement entered into this 18th day of June, 1999 by and between CARL E. BREYER, JR., RAYMOND P. PIECZARKA and STEPHEN SPINELLI, JR. TRUSTEES OF PARK PLACE BROOKDALE REALTY TRUST recorded with the Registry District of Hampden County as Document No. 131504 on Certificate of Title 28989, of 545 School Street, Agawam, Massachusetts [hereinafter "LANDLORD"] and MOTHERNATURE.COM, INC., a Delaware corporation, of Concord, Massachusetts [hereinafter "TENANT"].

     1. PREMISES: The LANDLORD does hereby lease, demise and let unto the TENANT the premises described as follows: the entire building located at 189 Brookdale Drive, Springfield, Massachusetts, containing approximately 25,000 square feet of office and warehouse space (the "Premises"). The lot on which the Premises is located has a total area of approximately 2.8 acres and is legally described on Exhibit A (the "Land"). As a right appurtenant to the Premises,
             ---------
Tenant shall have the exclusive right to use all of the parking spaces, driveways, sidewalks and access roads on the Land, and in common with Landlord, the benefit of all easements and appurtenances which benefit the Land. LANDLORD makes no representations concerning zoning relating to TENANT's intended use and leaves TENANT to its own inquiry.

     2. TERM: The term of the lease shall be for five (5) years, commencing on the first of August 1999 (the "Scheduled Commencement Date") and terminating on the last day of July 2004. On the Scheduled Commencement Date, LANDLORD agrees that it shall deliver possession of the Premises to TENANT in "broom clean" condition free of all tenants and their possessions with LANDLORD's work described on Exhibit B (the "Landlord's Work") completed and Landlord shall provide Tenant with a copy of a valid certificate of occupancy for the entire Premises. The date on which the foregoing requirements are satisfied shall be the "Commencement Date" but in no event shall the Commencement Date be earlier that the Scheduled Commencement Date. In the event the foregoing requirements are not satisfied by the Scheduled Commencement Date, then the Commencement Date shall be delayed until each of the foregoing requirements are satisfied. If the Commencement Date does not occur by September 1, 1999, TENANT shall have the right to terminate this Lease by written notice to the LANDLORD.

     3.   RENT:

          a. Commencing on the Commencement Date, rent for the Premises for the term of the lease shall be as follows:

          -----------------------------------------------------------------
                         Monthly                           Annual
          -----------------------------------------------------------------
          Year 1      $ 7,083.33                        $ 85,000.00
          -----------------------------------------------------------------
          Year 2        9,583.33                         115,000.00
          -----------------------------------------------------------------
          Year 3       10,208.33                         122,000.00
          -----------------------------------------------------------------
          Year 4       10,666.66                         128,000.00
          -----------------------------------------------------------------
          Year 5       11,250.00                         135,000.00
          -----------------------------------------------------------------

          b. In the event that any payment of rent is not made to the LANDLORD by the close of business on the fifth (5/th/) day following the due date, a late charge equal to three percent (3%) of the payment due shall be paid by the TENANT.

          c. In addition to the payment of the rent due under Section 3(c) above, TENANT shall pay the following reasonable expenses of
               LANDLORD: (i) accounting expenses relating to the administration of this Lease, (ii) attorneys' fees incurred by LANDLORD in enforcing any of TENANT's obligations under this Lease, (iii) expenses of LANDLORD incurred in connection with responding to TENANT's request for consent as required under this Lease, and
               (iv) reasonable administrative and office expenses (including telephone, postage and stationary supplies) incurred by LANDLORD in carrying out its obligations under this Lease.

          d. TENANT shall, provided it is not in default under the terms of this lease beyond applicable notice and cure periods, have an option to renew this lease for an additional five (5) years or an additional one (1) year period upon giving LANDLORD 12 months written notice ("TENANT's Extension Notice") TENANT's Extension Notice shall specify if TENANT is extending the term for one year or five years. Rent for the option period shall be at the then Fair Market Value (as defined below), however, in no event shall the rent be less than that of the final year of the first term. Within thirty (30) days of LANDLORD's receipt of TENANT's Extension Notice, LANDLORD shall notify TENANT of LANDLORD's good faith estimate of Fair Market Rent for the option period (the "Proposed Rent Notice"). "Fair Market Rent" shall be the rental rate that willing unrelated parties negotiating at arms length would enter into a lease for space similar to the Premises in the Great Springfield area on substantially the same terms and conditions as contained in the Lease for the option period specified in TENANT's Extension Notice. TENANT may either accept the Fair Market Rent contained in the Proposed Rent Notice or negotiate with LANDLORD for a period of thirty (30) days after receipt of the Proposed Rent Notice. If after such thirty (30) day period LANDLORD and TENANT are unable to agree on the Fair Market Rent, the Fair Market Rent shall be determined according to the following procedures:

          (i) At any time after such 30-day period, LANDLORD and TENANT each shall have the right, by written notice (a "Notice of Arbitration") to the other, to demand arbitration of the calculation of the Fair Market Rent. The party demanding arbitration (the "first party") shall appoint an arbitrator in the Notice of Arbitration. Within seven days after the Notice of Arbitration is given, the other party (the "second party") shall by notice to the first party appoint a second arbitrator. If the second party fails to appoint a second arbitrator within such seven-day period, the position taken by the first party shall be deemed to be the correct calculation of the Fair Market Rent.

          (ii) Within seven days after the designation of the second arbitrator, LANDLORD and TENANT shall submit their respective positions with respect to the calculation of the Fair Market Rent to the two arbitrators. Within fourteen days after the designation of the second arbitrator, the two arbitrators shall determine the correct calculation of the Fair Market Rent. The arbitrators, or either of them, shall give notice of such resolution (or notice of their inability to reach agreement, as the case may be) to the LANDLORD and the TENANT within such fourteen-day period. Any agreement of the two arbitrators shall be binding upon the LANDLORD and the TENANT.

          (iii) If the two arbitrators are unable to reach an agreement within such fourteen-day period, the two arbitrators shall, within such fourteen-day period, designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within such fourteen-day period, then either party on behalf of both may apply to the president of the Greater Springfield Real Estate Board or, on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

          (iv) Within seven business days after the designation of the third arbitrator, the parties shall submit their respective positions with respect to the calculation of the Fair Market Rent to the third arbitrator. Within fourteen days after the designation of the third arbitrator, the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and determine the correct calculation of the Fair Market Rent. Within such fourteen-day period, the third arbitrator shall give notice of such resolution to Lessor and Lessee. The third arbitrator's determination shall be binding upon Lessor and Lessee.

          (v) All arbitrators shall be qualified real estate professionals who shall have had at least five years of experience appraising buildings substantially similar to the Premises in the Greater Springfield area. Tenant and Landlord shall each be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators shall not make any determination inconsistent with the terms of this Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrator(s) shall be conclusive and shall have the same force as a judgment in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction.

          (vi) Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party and one-half of the other fees, costs and expenses of arbitration and of the fees, costs and expenses of the third arbitrator.

     4. UTILITIES: On or before the Commencement Date, LANDLORD shall ensure that all utilities necessary for the operation of the Premises are connected to the Premises. TENANT shall be responsible for paying for all utilities including, but not limited to, heat, electricity, gas, oil, water, sewer, and all utilities, if allowed, shall be carried in the name of the TENANT.

     5. REAL ESTATE TAXES: TENANT shall, in addition to rent, pay all real estate taxes, including betterment assessments, assessed on the Premises and the Land, pro rated for the period during which the TENANT is occupying the Premises. LANDLORD represents and warrants that the Land is assessed as a single tax parcel and that no other improvements shall be constructed on the Land without the prior written consent of Tenant. LANDLORD shall provide TENANT with a copy of each real estate tax invoice from the local assessor for the Land and Premises, and upon receipt of same, TENANT shall pay 1/12 of the annual taxes indicated on such invoice with each monthly rent payment to LANDLORD, who shall hold said sums in escrow in an interest bearing account, and LANDLORD shall pay the taxes when due. At the end of each fiscal tax year, LANDLORD shall refund any overpayments on account of real estate taxes made by TENANT. TENANT, at its own expense, may apply for an abatement of real estate taxes at any time in its own name or the name of the LANDLORD. If either the LANDLORD or TENANT prosecutes an application for an abatement, the other shall cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party. Notwithstanding the above, the costs and expenses of obtaining an abatement shall be a first charge against the abatement. LANDLORD shall pay all interest accruing on the tax escrow amount on an annual basis to TENANT. Provided TENANT makes the payments due hereunder, TENANT shall not be responsible for, and LANDLORD shall pay, all fees, interest and fines for the late payment of taxes.

     6. USE: TENANT shall use the Premises only for office, warehouse, distribution, packaging, assembly, retail, light manufacturing and accessory uses. Any other purposes or uses may be undertaken only with written permission of the LANDLORD. No trade or occupation shall be conducted on the Premises or use made thereof which shall be unlawful or contrary to any law or regulation, including, but not limited to the Zoning By-Laws of Springfield and Section 4 of the Agreement Imposing Protective Covenants for Industry East dated October 27, 1970 to the extent the same remains in full force and effect during the term of this Lease. No hazardous materials or substances, as defined in Massachusetts General Laws, c. 21E, shall be stored or used on the Premises (except for such hazardous materials and substances as are customarily used in connection with office, distribution and/or warehouse use, provided the same is done in compliance with applicable law) without the express written permission of the LANDLORD and the obtaining of any required permits and licenses.

     7. SUBLEASING: TENANT shall not sublet or assign the Premises or this lease without the express written consent of the LANDLORD, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any contrary provision of this Lease, TENANT shall have the right, without the prior consent of LANDLORD, to assign this Lease and to sublet all or any portion of the Premises to any person or entity (a) controlling, controlled by, or under common control with TENANT, (b) acquiring all or substantially all of the assets of TENANT or (c) with or into which TENANT merges or consolidates.

     8. MAINTENANCE AND REPAIRS: LANDLORD agrees that at the commencement of the tenancy all utilities and mechanical systems (including, without limitation, the electrical, plumbing and HVAC systems) shall be in good working order and LANDLORD shall do the pre-occupancy work as detailed in the attached Exhibit B.
                                                                     ---------
TENANT agrees to maintain the Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted. TENANT shall be responsible for all necessary maintenance and repairs (but not replacements), including but not limited to lights, air conditioning units, heating units, plumbing, electrical, security system, sprinkler system, elevator, doors, windows, including repairs to the interior and exterior of the Building and parking areas. Work shall be done by authorized and licensed, where appropriate, technicians. LANDLORD shall be notified in advance of any work expected to exceed $2,000. Notwithstanding any provision of this Lease to the contrary, LANDLORD agrees, at its cost, to (i) keep in good order, condition and repair, the roof, the load-bearing walls (excluding exterior glass), the foundation and the structure of the Building and the pavement of the parking areas serving the Premises; (ii) make all replacements to the Building systems (including, but not limited to, heating, ventilation and air conditioning system, sprinkler system, plumbing system, and electrical system) and all repairs estimated to cost in excess of $1,250.00 to such systems, provided LANDLORD shall not be responsible for such repairs when the need arises from the abuse or improper maintenance of such systems by TENANT, and provided further that LANDLORD shall not be responsible for the routine maintenance and repair of such systems.

          a. TENANT shall be responsible for removing snow and ice from the parking areas and sidewalks on the Land, including sanding and salting where appropriate and reasonable for the safety of the customers and occupants. Wherever necessary, TENANT shall replace plate glass and other glass therein. The interior and exterior of the Premises shall be kept in a neat and clean condition. TENANT shall be responsible for landscape maintenance.

          b. TENANT shall not permit the Premises to be overloaded, damaged, stripped or defaced nor suffer any waste.

     9. SIGNS: TENANT shall not erect or paint any signs on or about the Premises without the written consent of the LANDLORD, which shall not be unreasonably withheld. LANDLORD agrees that TENANT shall have the right to place TENANT's name on the exterior of the Building, provided the same is done in compliance with all zoning by-laws and Section 7 of the Agreement Imposing Protective Covenants for Industry East dated October 27, 1970 to the extent the same remains in full force and effect during the term of this Lease.

     10. ALTERATIONS: TENANT shall not make structural alterations or additions to the Premises, but may make nonstructural alterations, provided the LANDLORD consents thereto, which consent shall not be unreasonably withheld, conditioned or delayed. All such allowed alterations shall be at TENANT's expense and shall be in quality at least equal to the present construction and in compliance with all state and city building, zoning and sanitary codes. TENANT shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to TENANT, or claimed to have been furnished to TENANT, in connection with work or any character performed or claimed to have been performed at the direction of TENANT and shall cause any such lien to be bonded over or released of record forthwith without cost to LANDLORD. Any such alterations or improvements made by the TENANT shall become the property of the LANDLORD at the termination of occupancy as provided herein. Provided, however, that TENANT may at the termination of the tenancy, remove any trade or business items or fixtures, restoring the Premises to its pre-installation condition. Notwithstanding the foregoing, TENANT shall have the right to make non-structural alterations to the Premises without the consent of LANDLORD but upon prior written notice to LANDLORD throughout the term of this lease when the estimate cost of each alteration individually in less than $5,000.00 and the aggregate cost of such alterations throughout the term is less $75,000.00.

     11. ENTRY AND INSPECTION: LANDLORD shall have the right upon reasonable notice to enter upon the Premises during normal business hours, and other times in case of emergency, for the purpose of inspecting the same and determining the need for repairs. If repairs are necessary and are required to be made by the TENANT pursuant to the terms hereof, LANDLORD may demand that TENANT make the same forthwith, and if TENANT refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, LANDLORD may (but shall not be required to) make or cause such repairs to be made. LANDLORD may add the reasonable and actual cost of such repairs to TENANT's rent.

     12. INDEMNIFICATION: TENANT agrees to indemnify and save harmless the LANDLORD from and against all claims of whatever nature arising from willful misconduct or negligence of the TENANT or TENANT's contractors, licensees, agents, servants, employees, members, officers, guests or invitees. LANDLORD shall indemnify, defend and hold harmless TENANT from all liabilities, expenses, damages, causes of action, suits, claims or judgments caused by or arising out of the negligence or willful misconduct of LANDLORD or its agents, employees, contractors, licensees, servants, members, officers, guest or invitees. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in connection with any such claim or process brought thereon, and the defense thereof, including reasonable attorney's fees.

     13. INSURANCE: TENANT agrees to maintain in full force a policy of commercial public liability and property damage insurance with minimum coverage of $1,000,000 per occurrence combined single limit for bodily injury and property damage with a $2,000,000 general aggregate limit. LANDLORD shall maintain fire and casualty insurance on the Building in an amount equal to replacement value of the Building, and TENANT, within thirty (30) days of delivery of the insurer's invoice therefore, shall pay the premium for the same to

LANDLORD, such premium to be prorated for any period not within the term. TENANT shall provide LANDLORD evidence of its insurance coverage. TENANT agrees also to keep its fixtures merchandise, equipment and other property insured against loss or damage by fire or other casualty. It is understood that TENANT assumes all risk of damage to TENANT's property and business arising from any cause whatever including, but not limited to, loss by theft, unless caused by or arising out of the negligence or willful misconduct of LANDLORD.

     14. DAMAGE OR TAKING: Should a portion of the Premises, or of the Land of which they are a part, be damaged by fire or other casualty, or be taken by eminent domain, the LANDLORD shall forthwith proceed to repair and restore the Premises and the Land to the condition that existed prior to such casualty or taking as quickly as possible. In the event the cost to restore the Premises to the condition that existed prior to such casualty exceeds $100,000, the LANDLORD shall not be obligated to spend a sum for such work in excess of any insurance proceeds recovered provided LANDLORD has maintained the insurance required to be carried by it under this Lease. If (i) the LANDLORD is unable, despite the use of diligent good faith efforts, to accomplish the restoration in the event of a casualty within 90 days of such casualty and the cost to complete the restoration in estimated in good faith to cost in excess of $100,000, or (ii) the cost to complete the restoration in estimated in good faith to cost in excess of $100,000 and the insurance proceeds available to LANDLORD are not sufficient to cover the cost of such restoration (provided LANDLORD has maintained the insurance required to be carried by it under this Lease), LANDLORD may elect to terminate this lease provided LANDLORD delivers written notice to TENANT within 100 days of the casualty, and in such event all obligations shall cease. If (i) the LANDLORD fails to restore the Premises within 90 days of a casualty or taking to the condition required hereunder, or
(ii) a taking of the Land reduces the amount of parking available to TENANT below the levels required in order the comply with applicable zoning requirements, TENANT may elect to terminate this lease provided TENANT delivers written notice to LANDLORD within 100 days of the casualty or taking, and in such event all obligations shall cease. In the event of any casualty or taking which renders all or a portion of the Premises untenantable or inaccessible, there shall be a pro rata abatement of all rent due hereunder from the date of such casualty or taking until the Premises and access thereto are restored to the condition which existed prior to the casualty or taking.

     15. DEFAULT: In the event the TENANT shall default in the payment of any installment or rent or other sums herein provided for, and said default shall continue for 15 days after receipt of written notice from LANDLORD, or if the TENANT shall default in the observance or performance of any other of the TENANT's covenants, agreements or obligations hereunder, and such default shall continue for 30 days after receipt of notice thereof from the LANDLORD (or such longer period of time as is necessary, provided TENANT promptly commences and diligently pursues the same to completion) or if the TENANT shall be declared bankrupt or insolvent according to the law, or shall enter an assignment for the benefit of creditors, then the LANDLORD shall have the right thereafter to enter and take complete possession of the Premises in accordance with all applicable laws and to terminate the lease, without prejudicing any other remedies available under this lease or at law for arrears of rent or other charges or damages. In the event TENANT defaults beyond applicable notice and cure periods and vacates the Premises, LANDLORD agrees to use reasonable efforts to relet the Premises in order to mitigate its damages.

     16. OCCUPANCY: LANDLORD covenants that the TENANT, subject to the terms and provisions of this lease, on payment of the rent, other charges, and observing, keeping and performing all of the terms and provisions of this lease shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term(s) hereof.

     17. SHOWING PREMISES: During the last six months of the term or upon receipt of notice from TENANT that it will not extent the term of this Lease, LANDLORD may, upon reasonable advance notice to Tenant at reasonable times during the term, enter and show the Premises to perspective tenants and post rental signs on the Premises. Tenant shall have the right to have a representative present at such showings.

     18. TERMINATION: The TENANT shall at the expiration or other termination of this lease remove all TENANT's goods and effect from the Premises, including signs. TENANT shall deliver to the LANDLORD the Premises and all keys and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the TENANT's failure to remove any of TENANT's property from the Premises, LANDLORD is hereby authorized without liability to TENANT for loss or damage thereto, and at the sole risk of TENANT, to remove and store any of the property at TENANT's expense, or to retain same under LANDLORD's control or to sell at public or private sale, without notice except to the TENANT at the last know address provided by TENANT, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder or to dispose of such property.

     20. SUBORDINATION: Provided LANDLORD delivers to TENANT an agreement (a "Non-Disturbance Agreement") from the holder of any mortgage and the landlord under any ground lease which provides that if (i) any such holder forecloses or otherwise exercises its rights under its mortgage, (ii) any such LANDLORD terminates or otherwise exercises its rights under the ground lease or (iii) such holder or landlord otherwise acquires LANDLORD's interest in the Lease, such holder or landlord shall recognize TENANT's rights under this Lease, shall not disturb TENANT's occupancy of the Premises under this Lease and shall assume LANDLORD's obligation under this Lease, this lease shall be subordinated to mortgages, deeds of trust now or at any time hereafter on the Premises.

     21. TENANT ACCESS: TENANT shall have immediate access to the Premises, without liability for the rent due hereunder through the Commencement Date for the purpose of preparing the Premises for Tenant's occupancy which shall include, without limitation, installation of telephone and computer cabling, furnishing the Premises and constructing racks for Tenant's merchandise.

     22. DEPOSITS: TENANT shall pay to LANDLORD a sum equal to a month's rent to be applied to the TENANT's last month's rent to be due.

     23. COMPLIANCE WITH LAWS: Notwithstanding anything to the contrary in this Lease contained, LANDLORD shall be responsible, at its sole expense, for maintaining the Premises in compliance with all laws, orders, ordinances and regulations of federal, state and municipal authorities applicable to the Premises including without limitation the Americans with Disabilities Act (the "Laws") throughout the term of this Lease except to the extent the non-compliance with the Laws arises out of the particular use of the Premises made by TENANT, in which event compliance shall be TENANT's responsibility. For example, LANDLORD shall be responsible for maintaining the Premises in compliance with the Laws which apply to the Premises regardless of the particular use undertaken by the tenant thereof.

     24. LANDLORD REPRESENTATIONS: LANDLORD represents and warrants that (i) LANDLORD has fee simple title to the Premises and the Land, (ii) LANDLORD has full right and authority to lease the Premises to the TENANT without the consent or approval of any other party, (iii) the Premises is free and clear of all mortgages except a mortgage from United Cooperative Bank, and (iv) those persons executing this Lease on LANDLORD's behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon LANDLORD in accordance with its terms.

     25. ENVIRONMENTAL COMPLIANCE AND INDEMNITY: LANDLORD will hold harmless, defend and indemnify TENANT and its successors and assigns against all claims, liabilities, loss, cost, and expenses, including reasonable attorneys' fees, incurred as a result of (i) any Hazardous Materials existing in, on or under the Premises as of the date of this Lease, and (ii) in connection with the release, storage or disposal of Hazardous Materials in, on or under the Premises by LANDLORD, its agents, employees, contractors or invitees, and the provisions of this sentence shall survive the expiration or earlier termination of this Lease. TENANT will hold harmless, defend and indemnify LANDLORD and its successors and assigns against all claims, liabilities, loss, cost, and expenses, including reasonable attorneys' fees, incurred as a result of the release, storage or disposal of Hazardous Materials in, on or under the Premises by TENANT, its agents, employees, contractors or invitees, and the provisions of this sentence shall survive the expiration or earlier termination of this Lease. The term "Hazardous Materials" shall mean any explosive, radioactive, hazardous wastes or hazardous substances or substances defined as "hazardous substances" in any federal, state or local laws, ordinance, regulation or governmental requirement including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, and Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C. LANDLORD represents and warrants that, except as disclosed in the Phase I Environmental Report dated May,1990 and prepared by Michael Abel of Environmental Compliance Services, it is not aware of the presence of any Hazardous Materials on the Premises.

     26. WAIVER OR CLAIMS/ WAIVER OF SUBROGATION: LANDLORD and TENANT each hereby release the other from any and all liability or responsibility to the other for any loss or damage to the Building or property contained therein against which the waiving party is protected by insurance or required to be protected by insurance under this Lease, even if such loss or damage is caused by the fault or negligence of the other party, or any one for whom such party is responsible. Each party shall obtain a waiver of subrogation for the benefit of the other in its property insurance policy. If a property insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waivers of subrogation, the party undertaking to obtain such policy shall notify the other of this fact. The other party shall have a period of 20 days after having receiving such notice either to place the insurance with a company that is reasonably acceptable to the other party and that will carry the insurance with the waiver of subrogation at no additional cost or to agree to pay the additional premium that such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired or such party has refused to pay the additional premium charged, the other party shall be relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

     27. NOTICES: All notices and demands which may, or are required, to be given by either party to the other hereunder shall be in writing. All notices and demands by LANDLORD to TENANT shall be sent by United States mail, postage prepaid, or by any reputable overnight or same day courier, addressed to TENANT at 490 Virginia Road, Concord, Massachusetts 01742, Attention: Chief Financial Officer, with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, Attention: Real Estate Department, or to such other place as TENANT may from time to time designate by notice to LANDLORD hereunder. All notices and demands by TENANT to LANDLORD shall be sent by United States mail, postage prepaid, or by any reputable overnight or same day courier, addressed to LANDLORD at 545 School Street, Agawam, Massachusetts, with a copy to Stephen W. Silverman, Esq., 73 State Street, Suite 203, Springfield, Massachusetts 01103, or to such other place as LANDLORD may designate from time to time by notice to TENANT hereunder. Notices sent by same day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) business day after acceptance by the service for delivery; and notices sent by mail will be effective three (3) business days after mailing.

     28. BROKERS: LANDLORD and TENANT each warrant and represent to the other that such party has negotiated this Lease only with R.J. Greeley Company, LLC (the "Broker") and has not authorized or employed or acted by implication to authorize or employ any other real estate broker or salesman to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all claims by any real estate broker or salesman, other than the Brokers. LANDLORD will pay any commission owing to the Broker pursuant to a separate agreement.


     IN WITNESS WHEREOF, the said parties have hereunto set their hands and seals this 18th day of June, 1999.

                                      PARK PLACE BROOKDALE
                                       REALTY TRUST


                                      By: /s/ Carl Breyer
------------------------------------      --------------------------------

                                        Trustee


                                    ____________________________________
                                        Trustee


                                    ____________________________________
                                        Trustee


                                    MOTHER NATURE.COM, INC.


                                   By: /s/ Michael Barach
---------------------------------      ---------------------------------

From the Office of
Stephen W. Silverman, Esq. 73 State Street, Springfield, Massachusetts